                                                       EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-47009, 333-38277 and 333-38275 on Form S-8 of our report dated June 19,
1998 (except as to the last paragraph of Note 9 for which the date is July 7, 1998) appearing in this Annual Report on Form 10-K of Printrak International Inc. for the year ended March 31, 1998.


Costa Mesa, California
July 13, 1998